Exhibit 99.1

date of		amount of $	conversion	number of
conversion	Note Holders	converted	Price	shares

Convertible note dated of May 1, 2014 for $55,000 at 15%
5-Nov-14	JSJ Investments Inc.	$ 30,000.00	0.00259	11,538,462
22-Nov-14	JSJ Investments Inc.	$ 29,506.16	0.00333	14,877,058

Convertible note dated of May 25, 2014 for $76,246.21 at 12%
21-Jan-15	JSJ Investments Inc.	$ 18,621.49	0.001118	16,651,113
9-Mar-15	JSJ Investments Inc.	$ 31,297.87	0.000733	42,678,920
20-Mar-15	JSJ Investments Inc.	$ 22,161.24	0.000495	44,770,186
26-Mar-15	JSJ Investments Inc.	$ 11,277.79	0.000385	29,292,959

Aged debt conversion note dated of May 25, 2014 for $68,082.38
25-May-14	JSJ Investments Inc.	$ 68,082.38	0.00641	10,621,266

Convertible note dated of July 31, 2014 for $250,342.10 at 5%
30-Apr-15	Francine Lavoie	$ 256,239.98	0.00034	753,647,000

Convertible note dated of Oct 1, 2014 for $78,750 at 8%
9-Apr-15	LG Capital Funding LLC	$ 8,000.00	0.00048	17,357,083
29-Apr-15	LG Capital Funding LLC	$ 15,687.12	0.00034	46,138,588
13-May-15	LG Capital Funding LLC	$ 16,519.81	0.00024	68,832,541
19-May-15	LG Capital Funding LLC	$ 22,054.03	0.00024	91,891,791
27-May-15	LG Capital Funding LLC	$ 19,986.96	0.00024	83,279,000

Aged debt conversion note dated of Oct 10, 2014 for $18,020.30
10-Oct-14	HGT Capital, LLC	$ 18,020.30	0.00949	1,896,873

Convertible note dated of Oct 14, 2014 for $107,500 at 10%
15-May-15	Typenex Co-Investment, LLC	$ 27,549.59	0.00026	105,959,962
19-May-15	Typenex Co-Investment, LLC	$ 25,000.00	0.00026	96,153,846
22-May-15	Typenex Co-Investment, LLC	$ 32,448.65	0.00026	124,802,500
29-May-15	Typenex Co-Investment, LLC	$ 28,889.87	0.00026	111,111,885

Convertible note dated of Oct 15, 2014 for $75,000 at 8%
16-Apr-15	Auctus Private Equity Fund, LLC	$ 23,707.22	0.00052	45,590,807
23-Apr-15	Auctus Private Equity Fund, LLC	$ 20,290.31	0.00041166	49,288,151
29-Apr-15	Auctus Private Equity Fund, LLC	$ 13,904.84	0.0003466	40,110,076
4-May-15	Auctus Private Equity Fund, LLC	$ 20,256.17	0.000346667	58,431,191

Convertible note dated of Oct 15, 2014 for $75,000 at 8%
14-May-15	Eastmore Capital, LLC	$ 14,280.00	0.000238	60,000,000
22-May-15	Eastmore Capital, LLC	$ 23,573.90	0.000238	99,050,000
1-Jun-15	Eastmore Capital, LLC	$ 27,300.00	0.00042	65,000,000
19-Jun-15	Eastmore Capital, LLC	$ 13,577.09	0.00024	56,571,208

	GRAND TOTAL	$ 838,232.77		2,145,542,466